UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Definitive Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

GOPHER PROTOCOL INC.

(Name of Registrant As Specified In Its Charter)

Forex International Trading Corp.

 (Former Name of Registrant)

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☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

GOPHER PROTOCOL INC.

23129 Cajalco Road

Perris, California 92570

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Perris, California
*, 2015

This information statement has been mailed on or about *, 2015 to the stockholders of record on *, 2015 (the “Record Date”) of Gopher Protocol Inc. (f/k/a Forex International Trading Corp.), a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by stockholders holding a majority of the common shares of the Company, dated as of March 13, 2015. The actions to be taken pursuant to the written consent shall be taken on or about *, 2015, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Igwekali Reginald Emmanuel
Chief Executive Officer and Director

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NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING SHARES OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED MARCH 13, 2015

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of stockholders holding a majority of the issued and outstanding voting shares of the Company dated March 13, 2015, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2015:

•	To amend the Company's Certificate of Incorporation, (the “Articles of Incorporation”) to increase the number of authorized shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company from 2,000,000 shares to 500,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 2,000,000 shares of Common Stock, of which 60,195 shares were issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. In addition, the Company has authorized 20,000,000 shares of preferred shares of which 150,000 have been designated as Series A Preferred Shares, 45,000 have been designated as Series B Preferred Shares and 10,000 have been designated as Series C Preferred Shares.

On April 5, 2011, the Company filed a Certificate of Designation with the State of Nevada authorizing the designation of 150,000 shares of Class A Preferred Shares, par value $0.00001 per share (the "Series A Preferred Shares"). As of *, 2015, no shares of Series A Preferred Shares were issued and outstanding.

On November 2, 2011, the Company filed a Certificate of Designation with the State of Nevada authorizing the designation of 45,000 shares of Class B Preferred Shares, par value $0.00001 per share (the "Series B Preferred Shares"). As of March 11, 2015, 45,000 shares of Series B Preferred Shares were issued and outstanding. The Series B Preferred Shares do not have a liquidation preference. The Holder of the Series B Preferred Shares will be entitled to vote on all matters submitted to shareholders of the Corporation on an as-converted basis. The Series B Preferred Shares have a conversion price of $1,500,000 (the “B Conversion Price”) and a stated value of $100.00 (the “B Stated Value”) per share. Each share of Series B Preferred Shares is convertible, at the option of the Holder, into such number of shares of common stock of the Company as determined by dividing B Stated Value by the B Conversion Price.

On September 26, 2012, the Company filed a Certificate of Designation with the State of Nevada authorizing the designation of 10,000 shares of Class C Preferred Shares, par value $0.00001 per share (the "Series C Preferred Shares"). As of March 11, 2015, 10,000 shares of Series C Preferred Shares were issued and outstanding. The Series C Preferred Shares do not pay dividends and has no liquidation preference. The Holder of the Series C Preferred Shares will be entitled to one vote for each share of common stock that the Series C Preferred Shares shall be convertible into. The conversion price for each Series C Preferred Share is equal to a 50% discount to the average of the lowest three lowest closing bid prices of the Company’s common stock during the 10 day trading period prior to the conversion with a minimum conversion price of $10,000 (the "C Conversion Price"), representing a discount rate of 50%.  The Series C Preferred Shares have a stated value of $11.00 (the “C Stated Value”) per share. Each share of Series C Preferred Shares is convertible, at the option of the Holder, into such number of shares of common stock of the Company as determined by dividing C Stated Value by the C Conversion Price.

On March 4, 2015, the Company filed a Certificate of Designation with the State of Nevada authorizing the designation of 100,000 shares of Class D Preferred Shares, par value $0.00001 per share (the "Series D Preferred Shares"). As of March 11, 2015, 100,000 shares of Series D Preferred Shares were issued and outstanding. The Series D Preferred Shares have no liquidation rights. The Holder of the Series D Preferred Shares will be entitled to vote on all matters submitted to shareholders of the Company on an as-converted basis. The Series D Preferred Shares have a conversion price of $0.01 (the "D Conversion Price") and a stated value of $10.00 per share (the “D Stated Value”). Subject to the Company increasing its authorized shares of common stock to 500,000,000, each Preferred Share is convertible, at the option of the Holder, into such number of shares of common stock of the Company as determined by dividing the D Stated Value by the D Conversion Price.

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Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2015.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 78.320 of the Nevada Revised Statutes of the State of Nevada.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the Company’s Common Stock.

Shareholders holding a majority of the Company's outstanding voting stock voted in favor of the corporate matter outlined in this Information Statement, which action is expected to take place on or before *, 2015. The matter relates to the approval to authorize an increase in the number of authorized shares of the Company's Common Stock from 2,000,000 to 500,000,000 shares of common stock.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's outstanding shares of Common Stock voted in favor of the actions. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the action is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the actions consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share. The Series B Preferred Shares and the Series C Preferred Shares will be entitled to vote on all matters submitted to shareholders of the Corporation on an as-converted basis. As of the Record Date, 60,195 shares of Common Stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of our common stock have voted in favor of the following action:

•                     TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 2,000,000 SHARES TO 500,000,000 SHARES.

WHAT VOTE IS REQUIRED TO APPROVE THE ACTIONS?

The affirmative vote of a majority of the shares of our voting stock outstanding on the Record Date, is required for approval of the action. A majority of the outstanding voting shares of voting stock voted in favor of the action.

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STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table identifies, as of March 13, 2015, the number and percentage of outstanding shares of Common Stock owned by (i) each person known to the Company who owns more than five percent of the outstanding Common Stock, (ii) each named executive officer and director, and (iii) and all executive officers and directors of the Company as a group:

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)

Regina Kats (3)	71,050,000	71%
Igwekali Reginald Emmanuel (2)	0	0%
Michael D. Murray (3)	9,900,000	9.9%
Dan Rittman (3)	9,900,000	9.9%
Direct Communications, Inc.(3)	9,200,000	9.2%

All Officers and Directors as a Group	0	0%

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. The above is based on 60,195 shares of common stock outstanding as of March 13, 2015.

(2) Officer and/or director of the Company.

(3) Represents an aggregate of 100,000,000 shares of common stock issuable upon conversion of 100,000 Series D Preferred Stock on an as-converted basis.

No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

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AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO

INCREASE OF AUTHORIZED SHARES

On March 12, 2015, the majority stockholders holding a majority of the issued and outstanding voting shares of the Company approved an amendment to the Company’s Articles of Incorporation, to increase the number of authorized shares of Common Stock from 2,000,000 to 500,000,000. The Company currently has authorized capital stock of 2,000,000 shares of Common Stock and approximately 60,195 shares of Common Stock are outstanding as of *, 2015. The Company’s Board of Directors (the “Board”) believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of *, 2015, a total of 60,195 shares of the Company's currently authorized 2,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

ANNUAL AND QUARTERLY REPORTS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, as filed with the SEC, excluding exhibits, is being mailed to shareholders with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q free of charge to any shareholder upon written request to the Company at 23129 Cajalco Road, Perris, California 92570. The Annual Report and Quarterly Report are incorporated in this Information Statement. You are encouraged to review the Annual Report and Quarterly Report together with subsequent information filed by the Company with the SEC and other publicly available information.

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By Order of the Board of Directors,

/s/ Igwekali Reginald Emmanuel
Chief Executive Officer and Director

Perris, California

*, 2015